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                                                                   EXHIBIT G-1.2

     CENTERPOINT ENERGY, INC. LONG-TERM DEBT AND TRUST PREFERRED SECURITIES
                                 MARCH 31, 2005

                                                                                                        INDENTURE   CALL     CALL
            SECURITY                 OUTSTANDING           RATE   INSURER  MATURITY      TRUSTEE          DATED     DATE     PRICE
            --------                --------------         ----   -------  --------      -------        ---------   ----     -----
CENTERPOINT ENERGY, INC.
------------------------
$1B Revolving Credit Facility       $  656,000,000      Variable           03/07/10   JPMorgan (Agent)  NA        Current     100
ZENS                                $  840,320,558 (3)       (3)           09/15/29   JPMorgan (TX)     09/01/99  Current     101
Convertible Senior Notes            $  575,000,000         3.75%           05/15/23   JPMorgan (TX)     05/19/03  05/15/08    100
Convertible Senior Notes            $  255,000,000        2.875%           01/15/24   JPMorgan (TX)     05/19/03  01/15/07    100
Senior Notes                        $  200,000,000        5.875%           06/01/08   JPMorgan (TX)     05/19/03  Current     (4)
Senior Notes                        $  200,000,000         6.85%           06/01/15   JPMorgan (TX)     05/19/03  Current     (4)
Senior Notes                        $  200,000,000         7.25%           09/01/10   JPMorgan (TX)     05/19/03  Current     (4)
BRA 1995                            $   91,945,000 (1)     4.00%   MBIA    08/01/15   JPMorgan (IL)     07/01/95  08/01/13    101
MCND 1995                           $   58,905,000 (1)     4.00%   MBIA    10/15/15   JPMorgan (IL)     07/01/95  10/15/13    101
BRA 1997                            $   50,000,000 (2)     5.05%   AMBAC   11/01/18   JPMorgan (IL)     01/01/97     NA        NA
MCND 1997                           $   68,000,000 (2)    5.125%   AMBAC   11/01/28   JPMorgan (IL)     01/01/97     NA        NA
MCND 1998A                          $   29,685,000         5.25%   MBIA    11/01/29   JPMorgan (TX)     01/01/98  11/01/08    102
MCND 1998B                          $   75,000,000         5.15%   MBIA    11/01/29   JPMorgan (TX)     01/01/98  11/01/08    102
BRA 1998A                           $  100,000,000 (2)    5.125%   AMBAC   05/01/19   JPMorgan (TX)     02/01/98  05/01/08    102
BRA 1998B                           $   90,000,000 (2)    5.125%   AMBAC   11/01/20   JPMorgan (TX)     02/01/98  11/01/08    102
BRA 1998C                           $  100,000,000 (2)    5.125%   AMBAC   05/01/19   JPMorgan (TX)     02/01/98  05/01/08    102
BRA 1998D                           $   68,700,000         4.90%   MBIA    10/01/15   JPMorgan (TX)     09/01/98     NA        NA
GCWDA 1999                          $   19,200,000 (2)     4.70%   AMBAC   01/01/11   JPMorgan (TX)     04/01/99     NA        NA
MCND 1999A                          $  100,000,000 (2)     5.25%   AMBAC   06/01/26   JPMorgan (TX)     04/01/99  06/01/09    101
BRA 1999A                           $  100,000,000        5.375%           04/01/19   JPMorgan (TX)     04/01/99  04/01/09    101
MCND 1999B                          $   70,315,000         5.95%           05/01/30   JPMorgan (TX)     07/01/99  05/01/09    101
BRA 1999B                           $  100,000,000         7.75%           12/01/18   JPMorgan (TX)     11/01/99  04/10/08    102
MCND 1999C                          $   75,000,000         8.00%           05/01/29   JPMorgan (TX)     11/01/99  04/10/08    102
8.257% Capital Securities, Series B $  100,000,000        8.257%           02/01/37   BONY              02/01/97  02/04/07  104.1285

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
----------------------------------------
$200M Revolving Credit Facility     $   55,000,000      Variable           03/07/10   JPMorgan (Agent) NA        Current     100
First Mortgage Bonds                $  102,442,000         9.15%           03/15/21   JPMorgan (TX)    11/01/44     NA        NA
General Mortgage Bonds              $  450,000,000         5.70%           03/15/13   JPMorgan (TX)    10/10/02  Current     (5)
General Mortgage Bonds              $  312,275,000         6.95%           03/15/33   JPMorgan (TX)    10/10/02  Current     (6)
General Mortgage Bonds              $  200,000,000         5.60%           07/01/23   JPMorgan (TX)    10/10/02  Current     (7)
General Mortgage Bonds              $  300,000,000         5.75%           01/15/14   JPMorgan (TX)    10/10/02  Current     (8)
MCND 2004                           $   56,095,000 (2)     5.60%           03/01/27   JPMorgan (TX)    02/01/04  03/01/14    101
BRA 2004                            $   43,820,000 (2)     4.25%   FGIC    03/01/17   JPMorgan (TX)    02/01/04  03/01/14    101
BRA 2004A                           $   33,470,000 (2)    3.625%   FGIC    04/01/12   JPMorgan (TX)    03/01/04     NA        NA
GCWDA 2004                          $   12,100,000 (2)    3.625%   FGIC    04/01/12   JPMorgan (TX)    03/01/04     NA        NA
BRA 2004B                           $   83,565,000 (2)     4.25%   FGIC    12/01/17   JPMorgan (TX)    03/01/04  06/01/14    100
Collateralized Term Loan            $1,310,000,000 (2)       (9)           11/11/05   CSFB (Agent)     NA           NA        NA

CENTERPOINT ENERGY RESOURCES CORP.
----------------------------------
$250M Revolving Credit Facility     $            0      Variable           03/23/07   Citicorp (Agent) NA        Current     100
Debentures                          $  145,070,000         8.90%           12/15/06   Citibank         12/01/86     NA        NA
Conv. Sub. Debentures               $   71,483,900         6.00%           03/15/12   JPMorgan (TX)    03/01/87  Current     100
Debentures                          $  300,000,000         6.50%           02/01/08   JPMorgan (TX)    02/01/98     NA        NA
Notes                               $  325,000,000        8.125%           07/15/05   JPMorgan (TX)    02/01/98  Current     (10)
Notes                               $  550,000,000         7.75%           02/15/11   JPMorgan (TX)    02/01/98  Current     (5)
Senior Notes                        $  762,000,000        7.875%           04/01/13   JPMorgan (TX)    02/01/98  Current     (4)
Senior Notes                        $  160,000,000         5.95%           01/15/14   JPMorgan (TX)    02/01/98  Current     (6)
Note Payable to RES re Coastal      $   36,000,000                         06/01/05   NA               NA           NA        NA
6.25% Convertible Trust Preferred   $      334,000         6.25%           06/30/26   BONY             06/15/96  Current(11) 100

CENTERPOINT ENERGY TRANSITION BOND COMPANY, LLC
-----------------------------------------------

Class A-1 2001-1 Transition Bonds   $   26,068,480         3.84%             (12)     Deutsche Bank    10/24/01    (16)      (16)
Class A-2 2001-1 Transition Bonds   $  118,000,000         4.76%             (13)     Deutsche Bank    10/24/01    (16)      (16)
Class A-3 2001-1 Transition Bonds   $  130,000,000         5.16%             (14)     Deutsche Bank    10/24/01    (16)      (16)
Class A-4 2001-1 Transition Bonds   $  385,897,000         5.63%             (15)     Deutsche Bank    10/24/01    (16)      (16)

(1) Collateralized by CEHE First Mortgage Bonds.

(2) Collateralized by CEHE General Mortgage Bonds.

(3) The contingent principal amount is $851,312,704. Interest is paid on the principal amount in the table at $0.29125 per ZENS (or 2% per year) plus a "pass-through" of the TW common stock dividend. No common stock dividend is currently paid by TW.

(4) 100% plus make-whole premium using treasury yield + 50 bps as the discount rate.

(5) 100% plus make-whole premium using treasury yield + 30 bps as the discount rate.

(6) 100% plus make-whole premium using treasury yield + 35 bps as the discount rate.

(7) 100% plus make-whole premium using treasury yield + 20 bps as the discount rate.

(8) 100% plus make-whole premium using treasury yield + 20 bps as the discount rate (treasury yield + 50 bps as the discount rate for a "special redemption").

(9) Floating rate at LIBOR + 975 bps with a minimum interest rate of 12.75%.

(10) 100% plus make-whole premium using treasury yield + 25 bps as the discount rate.

(11) Only if current market price of CNP common stock equals/exceeds 125% of the conversion price for 20 of 30 days.

(12) Expected maturities: $26,068,480 on 9/15/05.

(13) Expected maturities: $4,823,521 on 9/15/05, $18,460,311 on 3/15/06,
$35,834,722 on 9/15/06, $20,369,999 on 3/15/07, and $38,511,447 on 9/15/07.

(14) Expected maturities: $1,030,314 on 9/15/07, $22,279,686 on 3/15/08,
$43,248,801 on 9/15/08, $24,825,936 on 3/15/09, and $38,615,263 on 9/15/09.

(15) Expected maturities: $9,576,259 on 9/15/09, $27,372,186 on 3/15/10,
$53,134,242 on 9/15/10, $29,918,434 on 3/15/11, $58,076,963 on 9/15/11,
$33,737,809 on 3/15/12, $65,491,043 on 9/15/12, $37,309,760 on 3/15/13, and
$71,280,304 on 9/15/13.

(16) The Series 2001-1 Transition Bonds are subject to optional redemption in whole after the aggregate outstanding principal balance of the Series 2001-1 Transition Bonds has been reduced to 5% or less of the aggregate initial principal balance.